Exhibit 10.12
-------------


TITLE
-----
250 kW Hydrogen-fuelled Generator Set for Wind Energy Integration

PRIORITY OF DOCUMENTS
The documents listed below form part of and are incorporated into the Contract. If there is any discrepancy between the wording of one document and the wording of any other document which appears on the list, the wording of the document which first appears on the list shall prevail over the wording of any document which subsequently appears on the list:

1.       these articles of agreement;
2.       the  general  conditions  9624  (2005-12-16),   "General  Conditions  -
         Research and Development";
3. the standard instructions and conditions 9403-5, "Professional and Research and Development Services";
4.       Annex "A" - Statement of Work;
5.       Annex "B" - Schedule of Milestones
6. the Contractor's Technical Proposal referenced under the "Statement of Work" clause hereafter.

STATEMENT OF WORK
The Contractor shall perform the Work as outlined in the Statement of Work attached hereto as Annex "A" and in accordance with the Contractor's Technical Proposal entitled " Proposal for the Supply of a 250 kW Hydrogen-fuelled Genset to Natural Resources Canada", dated January 17, 2006 and forming part of this Contract.

DELIVERY
Deliverables under this Contract must be received by the Technical Authority identified herein, at the time specified in the Schedule of Milestones attached hereto as Annex "B".

STANDARD INSTRUCTIONS, CLAUSES AND CONDITIONS
---------------------------------------------

Standard Acquisition Clauses and Conditions Manual
All instructions, clauses and conditions identified herein by title, number and date are set out in the Standard Acquisition Clauses and Conditions (SACC) Manual issued by Public Works and Government Services Canada (PWGSC).

The Manual is available on the PWGSC Website:

Terms and conditions of the Contract
Pursuant to the Department of Public Works and Government Services Act, S.C. 1996, c.16, the clauses and conditions identified herein by title, number and date, and the Conditions set out in Part B of the standard instructions and conditions 9403-5 (2004-12-10), "Professional and Research and Development Services", are hereby incorporated by reference into and form part of this Contract as though expressly set out herein.

GENERAL CONDITIONS
------------------
The general conditions 9624 (2005-06-10), "General Conditions - Research and Development", shall apply to and form part of this Contract.

CONTRACTING AUTHORITY
---------------------
Sara McClacherty
Supply Intern Officer
Science and Professional Services Procurement Directorate
Services and Technology Acquisition Management Sector
Acquisitions Branch
Public Works and Government Services Canada
Place du Portage, Phase III, 11C1
11 Laurier Street
Gatineau, Quebec                                     Telephone:  (819) 956-1684
K1A 0S5                                              Facsimile:   (819) 956-5054

The Contracting Authority is responsible for the management of this Contract. Any changes to the Contract must be authorized in writing by the Contracting Authority. The Contractor is not to perform work in excess of or outside the scope of this Contract based on verbal or written requests or instructions from any government personnel other than the Contracting Authority.

TECHNICAL AUTHORITY
-------------------
Morel Oprisan
Manager
Renewable Energy Technologies
Sustainable Buildings and Communities, CETC
Natural Resources Canada, Government of Canada
580 Booth Street, 13th Floor, Room A6-1
Ottawa, Ontario                                      Telephone: (613) 947-7059
K1A 0E4                                              Facsimile:  (613) 996-9416

The Technical Authority is responsible for all matters concerning the technical content of the Work under this Contract. Any proposed changes to the scope of the Work are to be discussed with the Technical Authority, but any resultant changes can only be authorized by a contract amendment issued by the Contracting Authority.

CONTRACTOR'S REPRESENTATIVE
---------------------------
Matthew Fairlie
Hydrogen Engine Center Canada Inc.
3351 boul des Forges,
CP 500,
Trois-Rivieres , QC                                  Telephone: (416) 806-8486
G9A 5H7                                              Facsimile:  (905) 830-0416

BASIS OF PAYMENT - FIRM PRICE
-----------------------------
In consideration of the Contractor satisfactorily completing all of its obligations under this Contract, the Contractor will be paid a firm price of $179,000.00, customs duty included if applicable, Goods and Services Tax (GST) extra, if applicable.

No increase in the total liability of Canada or in the price of the Work resulting from any design changes, modifications or interpretations of the Specifications will be authorized or paid to the Contractor unless such design changes, modifications or interpretations have been approved, in writing, by the Contracting Authority prior to their incorporation into the Work.

GOODS AND SERVICES TAX/HARMONIZED SALES TAX
-------------------------------------------
All prices and amounts of money in the Contract are exclusive of the Goods and Services Tax (GST) or Harmonized Sales Tax (HST), as applicable, unless otherwise indicated. The GST or HST, whichever is applicable, is extra to the price herein and will be paid by Canada.

The estimated GST ($12,530.00) is included in the total estimated cost shown on page 1 hereof. GST or HST, to the extent applicable, will be incorporated into all invoices and progress claims and will be shown as a separate item on invoices and progress claims. All items that are zero-rated, exempt or to which the GST or HST does not apply, are to be identified as such on all invoices and claims. The Contractor agrees to remit to Canada Revenue Agency any amounts of GST and HST paid or due.

METHOD OF PAYMENT - MILESTONE PAYMENTS
--------------------------------------
1. Milestone payments shall be made in accordance with the Schedule of Milestones attached hereto as Annex "B", upon the following terms and conditions:

         (a) invoices shall be submitted to Canada in accordance with the instructions specified herein;
         (b)  the invoice is approved by the Technical Authority; and
         (c) all the Work required for the milestone claimed has been received and accepted by the Technical Authority.

2.       The balance of the amount payable shall be paid following:

         (a)  delivery and acceptance of the Work; and
         (b)  the approval of the final invoice by the Technical Authority.

3. Payment by Canada to the Contractor for the Work shall be made:

         (a) in the case of a milestone payment other than the final payment, within thirty (30) days following the date of receipt of an invoice; or
         (b) in the case of a final payment, within thirty (30) days following the date of receipt of a final invoice, or within thirty (30) days following the date on which the Work is completed, whichever date is the later.

4.        If Canada has any objection to the form of the invoice, within fifteen
          (15) days of its receipt, Canada shall notify the Contractor of the nature of the objection. "Form of the invoice" means an invoice which contains or is accompanied by such substantiating documentation as Canada requires. Failure by Canada to act within fifteen (15) days will only result in the date specified in subsection 3 of this clause applying for the sole purpose of calculating interest on overdue accounts.

INVOICING INSTRUCTIONS
----------------------
Payment will only be made upon submission of a satisfactory invoice duly supported by documents called for under this Contract.

The invoice shall be submitted on the Contractor's own invoice form and shall include:

(a)      the amount invoiced (exclusive of GST or HST, as appropriate);
(b)      the deduction for holdback, if applicable;
(c)      the amount of GST or HST, as appropriate;
(d)      the date;
(e)      the name and address of the client department;
(f)      quantity and description (if applicable);
(g) the PWGSC File Number and Contract Number as shown on page 1 of this Contract;
(h)      the financial codes as shown on page 1 of this Contract;
(i)      the Client Reference Number (CRN);

(j)      the Procurement Business Number; and
(k) the name and telephone number of the person who can be contacted to obtain additional information regarding the invoice.

The original and two (2) copies of each invoice shall be forwarded to the Technical Authority for certification and payment. The Contractor shall also forward one (1) copy of each invoice to the Contracting Authority.

T1204  - INFORMATION REPORTING BY CONTRACTOR
--------------------------------------------

1. Pursuant to paragraph 221 (1)(d) of the Income Tax Act, payments made by departments and agencies to contractors under applicable services contracts (including contracts involving a mix of goods and services) must be reported on a T1204, Government Service Contract Payments slip.

2. To enable departments and agencies to comply with this requirement, the Contractor shall provide the following information, as and when requested by the client department:

         (a) the legal name of the business entity or sole proprietorship, as applicable, i.e. the legal name associated with the Business Number (BN) or the Social Insurance Number (SIN), as well as the address and the postal code;
         (b) the type of entity, i.e. corporation, partnership, sole proprietorship, or joint venture;
         (c) the BN if the entity is a corporation or partnership; the SIN if the entity is a sole proprietorship:
              i.   (i) If the  entity is a  partnership  and does not have a BN, then the partner who has signed the contract must provide his
                   (her) SIN;
             ii.   (ii) if the  entity  is a joint  venture,  then the BN of all contractors comprising the joint venture that will receive payment (SIN for applicable contractor(s) without a BN);
         (d) the following certification signed by the Contractor or an authorized officer:
                  "I certify that I have  examined the  information  provided in
                  (a), (b) and (c) above, and that it is correct and complete, and fully discloses the identification of this Contractor."

3. These requests may take the form of a general call-letter to suppliers or individual contact, in writing or by telephone. Where the required information includes a SIN, the information should be provided in a separate envelope marked "PROTECTED".

DISCRETIONARY AUDIT - C0705C (2004-12-10)
-----------------------------------------

COST SUBMISSION
---------------

1. On completion of the Contractor's obligations under this Contract, the Contractor shall, if requested, prepare and submit a cost submission to the Contracting Authority specified in this Contract. The cost submission shall be a statement of the costs incurred by the Contractor, in accordance with the Basis of Payment, for the Work performed under the terms of this Contract.

2. The cost submission shall be signed and certified by the Contractor's Senior Financial Officer and shall contain a breakdown of each cost element.

3. Supporting information for each element of cost shall be available and shall be in sufficient detail that an in-depth audit can be carried out.

CERTIFICATIONS
--------------
Compliance with the certifications provided by the Contractor is a condition of this Contract and is subject to verification by Canada during the entire period of the Contract. In the event that the Contractor does not comply with any certification or that it is determined that any certification made by the Contractor in its proposal is untrue, whether made knowingly or unknowingly, the Minister shall have the right, pursuant to the default provisions of the Contract, to terminate the Contract for default.

WORK FORCE REDUCTION PROGRAMS
-----------------------------
1.       It is a term of this Contract:
         (a) that the Contractor has declared to the Contracting Authority whether the Contractor has received a lump sum payment made pursuant to any work force reduction program, including but not limited to the Work Force Adjustment Directive, the Early Departure Incentive (EDI) Program, the Early Retirement Incentive
              (ERI) Program, the Forces Reduction Program or the Executive Employment Transition Program, which has been implemented to reduce the public service;
         (b) that the Contractor has informed the Contracting Authority of the terms and conditions of that work force reduction program, pursuant to which the Contractor was made a lump sum payment, including the termination date, the amount of the lump sum payment and the rate of pay on which the lump sum payment was based; and
         (c) that the Contractor has informed the Contracting Authority of any exemption in respect of the abatement of a contract fee received by the Contractor under the Early Departure Incentive Program Order or paragraph 4 of Policy Notice 1995-8, of July 28, 1995.

2. The Contractor represents and warrants that the information submitted with its proposal is accurate and complete. The Contractor acknowledges that the Minister has relied upon such representation to enter into this Contract. Such representation may be verified in such manner as the Minister may reasonably require.

3. The Contractor acknowledges that in the event of a breach of such covenant, the Minister shall have the right to rescind the Contract.

4. Nothing in this clause shall be interpreted as limiting the rights and remedies which Canada or the Minister may otherwise have in relation to or pursuant to this Contract.

INTERNATIONAL SANCTIONS
-----------------------
1. Persons in Canada, and Canadians outside of Canada, are bound by economic sanctions imposed by Canada. As a result, the Government of Canada cannot accept delivery of goods or services that originate, either directly or indirectly, from the countries or persons subject to economic sanctions. Details on existing sanctions can be found at:

2. It is a condition of this Contract that the Contractor not supply to the Government of Canada any goods or services which are subject to economic sanctions.

3. By law, the Contractor must comply with changes to the regulations imposed during the life of the Contract. During the performance of the Contract, should the imposition of sanctions against a country or person or the addition of a good or service to the list of sanctioned goods or services cause an impossibility of performance for the Contractor, the situation will be treated by the Parties as a force majeure. The Contractor shall forthwith inform Canada of the situation; the procedures applicable to force majeure shall then apply.

LICENSING
---------
The Contractor must obtain and maintain all permits, licenses and certificates of approval required for the Work to be performed under any applicable federal, provincial or municipal legislation. The Contractor shall be responsible for any charges imposed by such legislation or regulations. Upon request, the Contractor shall provide a copy of any such permit, license or certificate to Canada.

CONTRACTOR'S RESPONSIBILITY - INSURANCE
---------------------------------------
It shall be the sole responsibility of the Contractor to decide whether or not any insurance coverage is necessary for its own protection or to fulfill its obligations under this Contract, and to ensure compliance with required federal, provincial or municipal law. Any such insurance shall be provided and maintained by the Contractor at its own expense.

Any insurance secured is to the benefit and protection of the Contractor and shall not be deemed to release or diminish its liability in any manner including as may be referenced elsewhere by the provisions of this Contract.

APPLICABLE LAWS
---------------
This Contract shall be interpreted and governed, and the relations between the Parties determined, by the laws in force in the Province of Ontario, Canada.

                                    ANNEX "A"

                                STATEMENT OF WORK

TITLE
-----
250 kW Hydrogen-Fuelled Generator Set (4+1)

OBJECTIVE
---------
To supply a 250 kW hydrogen generator and controller system for stationary application, including a one year (or 6000 hours, whichever comes first) on-site warranty. The genset will consist of five 62.5 kW engines, out of which four engines will provide continuous power while the fifth will be used for back-up power during outages and maintenance shut-downs.

BACKGROUND
----------
NRCan is working on a project to add hydrogen technologies to the Ramea Island wind-diesel demonstration project in Newfoundland. Six 65 kW wind turbines and three 925 kW diesel generator sets (gensets) provide all the energy required by the local community. In line with its mandate to promote the use of renewable energy in Canada, NRCan's project aims at increasing the renewable energy penetration on Ramea Island. Hydrogen is a clean, high efficiency medium to store energy, and can attenuate the energy fluctuations resulting from the intermittency of wind power.

In order to achieve increased wind energy penetration, a 250 kW hydrogen genset for stationary use will be connected to the Ramea local grid in parallel with the current diesel gensets and the wind turbines. Initially, the supplied hydrogen genset will be installed at NRCan's testing facilities for tests and evaluation.

SCOPE
-----
The work required to perform this Contract is restricted to the supply of the fully functional 250 kW hydrogen genset. NRCan will undertake its integration into the Ramea project in Newfoundland. The fully functional genset and controller system must be received no later than October 31, 2006.

TECHNICAL SPECIFICATIONS
------------------------
One hydrogen fuelled genset to deliver 250 KW, consisting of five 62.5 kW gensets, four of which will run continuously and the fifth will provide backup and maintenance cycling. The hydrogen genset must be applicable for generating electricity for housing and buildings via grid connection and must, at a minimum, meet the following specifications:

Three Phase Power                   250kW
Continuous Operation (duty)
Voltage                             480 V
Frequency                           60Hz
Operating Temperature               -40 to +40 degrees Celsius
Fuel Specification                  Hydrogen Gas
Displacement                        4.9 L (305 CID)
Emissions                           Near-zero emissions with Hydrogen fuel

The control system for the genset must meet the following specifications:
o It must have 3 operational modes
         - off: the genset does not work
         - automatic: the genset starts and stops at predetermined/programmed moments
         - manual: the genset starts and stops manually
o It must have an emergency stop and adequate protection mechanisms (overspeed, overcrank, etc.)

o It must permit the genset to run on 4 engines, 1 left for back up (4+1). In the case of an engine failure, the back-up engine must automatically turn on to replace the engine that has failed
o It must have a digital display that:
         - shows the genset mode (off/auto/manual)
         - shows the genset electrical parameters (voltage, frequency, current, power)
         - shows the genset mechanical parameters (oil pressure, coolant temperature)
         - shows the genset operational parameters (running time hours)

Engines
The engines must have low friction and high robustness, with specially modified fuel delivery, and should have inter-cooled turbocharger and controls, if necessary, to allow long-term reliable operation at 3,600 RPM synchronous speed.

Emissions
Since the fuel is pure hydrogen, the system provided must have near zero emissions.

Fuel Delivery
The fuel delivery system must use closed loop control methods to guarantee that proper fuel mixture is maintained.

Cooling System
The cooling system must provide reliable operation at up to 40 deg. C.

Generator
Each of the five engines must be coupled to a class H, 2 pole, brushless, self-regulating alternator with winding pitch designed to reduce the harmonic content of the output waveform. The regulator must maintain 1% voltage regulation and will include under-speed and overload protection. Construction must be compliant with Canadian (CSA) directives.

Control Panel
The panel must include typical NFPA 110 type controls and displays, as well as provisions for manual and automatic operating modes. Operation with an automatic transfer switch must be supported in the auto mode with a switch closure input for remote start.

Construction
The standard package must be skid-mounted with base supports that have integral vibration isolators for the engine, radiators, and generators to minimize vibration transmission.

Placement
The standard package must be suitable for placement indoors or outdoors. For indoor operation, provisions will be made by the user for the appropriate air intake and exhaust. As well, all applicable codes for indoor use of hydrogen will be respected by the user.

Quality and Warranty

Every production unit must be factory tested at rated load. Testing includes operational data at various load levels and block load application. The gensets must include a one year (or 6000 hours, whichever comes first), on-site warranty.

Grid-Tie Interface

To be supplied by local utility.

TRAVEL
------
Following the FOB delivery of the genset to NRCan's facilities in Ottawa (by May 31, 2006) and as part of the completion of the control system, the Contractor must retrofit the control system to the genset at Newfoundland and Labrador Hydro's facility in St. John's(by October 31, 2006). Any travel required by the Contractor for this purpose will be at the Contractor's expense.


DELIVERABLES
------------
o        Preliminary  drawings of the 250 kW hydrogen genset  including  package dimension, size of major components and identification of all components and progress report on the work that has already been performed and forthcoming work related to the supply of the hydrogen genset (March 31, 2006)
o Final drawings of the 250 kW hydrogen genset including package dimension, size of major components and identification of all components and progress report on the work that has already been performed and forthcoming work related to the supply of the hydrogen genset (April 21, 2006)
o Delivery of the 250 kW hydrogen genset, FOB to NRCan's Bell's Corner facilities in Ottawa, without the control system, in accordance with the technical specifications (May 31, 2006)
o Provision of one to two days of training, as needed, to NRCan's on-site local maintenance personnel for the operation of the complete genset within three weeks of its delivery (no later than June 21, 2006).
o Delivery of the control system and retrofitting it to the genset at Newfoundland and Labrador Hydro's facility in St. John's (October 31,
         2006)

                                    ANNEX "B"
                             SCHEDULE OF MILESTONES


Firm milestone payments shall be made to the Contractor as follows:

====================================================================================================================
MILESTONE             DELIVERABLE                               DELIVERY DATE            FIRM AMOUNT
--------------------- ----------------------------------------- ------------------------ ---------------------------
         1            Preliminary drawings and progress report  March 31, 2006                   $60,000.00
--------------------- ----------------------------------------- ------------------------ ---------------------------

         2            Final drawings and progress report        April 21, 2006                   $60,000.00
--------------------- ----------------------------------------- ------------------------ ---------------------------
         3            Delivery of the complete genset           May 31, 2006

                                                                                         $39,000.00, following the
--------------------- ----------------------------------------- ------------------------  delivery of the complete
         4            Commissioning,  and one to two days       No later than June 21,    genset and the training
                      training, as needed, of local             2006
                      maintenance personnel.
--------------------- ----------------------------------------- ------------------------ ---------------------------
         5            Delivery and installation of the          October 31, 2006                 $20,000.00
                      controller system
====================================================================================================================

         TOTAL FIRM PRICE (GST/HST EXTRA): $ 179,000.00